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                              VIGNETTE CORPORATION
                          CONTRACTOR SERVICE AGREEMENT


This Agreement, dated the 31 day of December, 1998 (the "Effective Date"), between Vignette Corporation ("Vignette"), a Delaware corporation having a place of business at 901 South Mo Pac Expressway, Building 3, Austin, Texas 78746 and Perficient, Inc. ("Contractor") having a place of business at 7600-B N. Capital of Texas Highway #220, Austin, Texas 78731.

WHEREAS, the parties are mutually desirous that Contractor perform certain work for Vignette,

NOW, THEREFORE, Vignette and Contractor hereby agree as follows:

1.   TERM

     The term of this Agreement shall commence on the Effective Date and shall remain in force for a period of three years from the Effective Date.

2.   ORDER OF PRECEDENCE

     a. This Agreement, inclusive of all Assignment Orders, attachments and exhibits attached hereto and made a part hereof, constitutes the entire Agreement between the parties with respect to the subject matter hereof, and supersedes all prior understandings, communications and Agreements whether written or verbal. Terms and conditions of this Agreement take precedence over the terms and conditions of any other Agreement between Vignette and Contractor, including but not limited to Vignette's purchase orders.

     b. No amendment, modification, or early termination of this Agreement shall be valid or binding unless in writing and executed by Vignette and Contractor in accordance with Section 20, Notice.

     c. This Agreement and its Attachments shall be binding upon and inure solely to the benefits of each of the parties hereto and their respective successors, and no other persons or entities shall be beneficiaries hereunder or have any rights to enforce any part of this Agreement.

3.   PAYMENT AND INVOICING

     a. Vignette agrees to pay Contractor only for services authorized by Vignette and performed by Contractor pursuant to an Assignment Order (defined below) inclusive of all attachments referenced therein (collectively "Attachments") and made a part of this Agreement. Contractor shall charge Vignette for such services in accordance with the terms set forth in such Attachment, or if no specific terms are set forth therein, in accordance with the rate schedule attached hereto as Exhibit A. There shall be no other amount due or payable by Vignette to Contractor under this Agreement or in connection with the work to be performed by Contractor, except as authorized by this Agreement and an Attachment.

     b. Charges for services performed by Contractor shall be invoiced to Vignette no later than 45 days following the date on which such service is performed by Contractor and in accordance with any billing schedule as indicated in the appropriate Attachment. Vignette shall have no obligation to pay any amounts invoiced that were performed more than 60 days prior to the date of the invoice. Each invoice shall be subject to verification by Vignette with regards to the accuracy and substantiation of the amount invoiced for services performed by Contractor. If Vignette in good faith believes an invoice to be wholly or partially inaccurate or unsubstantiated, Vignette will return such invoice unpaid with an explanation of the perceived deficiencies. Contractor shall correct such invoice and resubmit it to Vignette. Vignette shall pay amounts net 30 days following Vignette's receipt of an accurate and properly substantiated invoice. Amounts paid may be via check or electronic wire transfer to Contractor's bank account. Invoices shall be


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submitted in duplicate to Vignette Corporation at the address specified in
Section 20, Attn: Accounts Payable, or at such other address as Vignette may notify Contractor from time to time.

     c. Each invoice shall be itemized in such detail as Vignette may reasonably request. Contractor shall submit, in support of each invoice, detailed time sheets substantially in the form attached hereto as Exhibit B, with complete, plain-English descriptions of the work performed for each invoiced increment. All blanks must be filled in for each invoiced increment, or such amount shall not be paid. Contractor warrants that the amounts filled in on each time sheet submitted shall be accurate, and shall reflect actual work performed on behalf of Vignette. Personal or administrative time that does not involve the actual performance of work pursuant to an Assignment Order, such as time for meals, the first two hours travel time on each direction of any given trip, weekend stayovers, down time due to Contractor's failures or fault, etc., shall not be included on time sheets, unless actual productive work is being performed during such time. Each invoice shall contain all expenses that Contractor believes to be reimbursable that relate to the work performed for such invoice.

     d. No expenses of Contractor incurred or arising out of the work performed under this Agreement shall be considered reimbursable except as outlined in the Vignette travel guidelines as specified in Exhibit C.

4.   SERVICES TO BE PERFORMED

     a. The services required to be performed by Contractor under this Agreement may be requested orally or may be set forth in a writing executed by Vignette (both oral and written direction are referred to as an "Assignment Order"), inclusive of all attachments referenced therein. The work specified in an Assignment Order is an "Assignment."

     b. Contractor will use its best efforts to provide the consulting services and Deliverables specified in each Assignment Order. "Deliverables" shall mean any and all materials, including without limitation, any information, designs, specifications, instructions, software, data, course materials, computer programming code, reusable routines, computer software applications, and any documentation relating to any of the foregoing as specified in the Assignment Order, according to the terms of this Agreement. "Consulting Services" shall mean the professional services provided hereunder. All services performed under this Agreement shall be completed to the satisfaction of Vignette who shall, in all cases, determine the amount, quality, acceptability, and fitness of the work that is to be paid for hereunder. Vignette shall decide all questions that may arise as to the fulfillment of the services herein on the part of the Contractor, and the determination and decision thereon shall be final and conclusive.

     c. Contractor shall be considered in default of this Agreement if work performed by Contractor does not conform to the requirements of the relevant Assignment Order as determined by Vignette, in which case Vignette may, at its option; 1) request Contractor to re-perform such work at no additional charge to Vignette, 2) request a refund of time paid for work not in conformity with the Assignment Order, 3) request Contractor to replace personnel if Vignette is not satisfied with their performance, or 4) terminate this Agreement pursuant to
Section 11, Termination. Contractor may, at Vignette's election, be allowed to attempt to cure any default as defined by this Section, in which case Contractor is allowed a maximum of fifteen (15) calendar days in which to do so.

     d. Contractor shall deliver original copies of all Deliverables hereunder to Vignette as directed by Vignette. Contractor shall deliver copies of such Deliverables to Vignette's end-user customer (a "Client") if Vignette so requests.

     e. Unless explicitly authorized by Vignette, Contractor shall not contact a Client directly to request any deviations from the terms of this Agreement or any Assignment Order. Contractor shall contact Vignette for all such issues. Vignette shall take the role of project manager unless expressly stated otherwise in an Assignment Order.

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     f.     Contractor shall ensure that its most senior employee assigned to a project pursuant to an Assignment Order delivers to Vignette a weekly report detailing the progress of the assigned work. Such reports shall be in a form reasonably acceptable to Vignette.

5.   STAFFING OF PERSONNEL

     a. Contractor shall assign to services performed for Vignette only personnel who shall be qualified to perform the work referenced in the appropriate Assignment Order. Upon the request of Vignette, Contractor shall provide Vignette with a verified resume for any Contractor employee proposed by Contractor to perform services hereunder, prior to such employee's assignment. Upon the request of Vignette, Contractor shall make available each Contractor employee to Vignette for an interview to determine such employee's suitability for performing work under a given Assignment Order, prior to such employee's assignment. Vignette, in its sole objective discretion, may reject proposed Contractor employees, whom it deems unacceptable to Vignette. Vignette has the right to reasonably require Contractor to permanently remove from the performance of work hereunder for Vignette any Contractor personnel assigned under this Agreement or any Attachment hereto. Vignette and Contractor shall mutually agree as to which of the qualified personnel should be assigned to each Assignment. If an employee of Contractor stops work on an Assignment for any reason other than the completion of the Assignment, Contractor shall use its best efforts to provide a suitable replacement for such employee within two business days, at no extra cost or expense to Vignette.

     b. Contractor is responsible for the direct management and supervision of its personnel through its designated representative and shall be free to exercise discretion and independent judgment as to the method and means of performance of the services contracted for by Vignette, as long as they meet the published methodologies and requirements of Vignette's Contractor Certification Program, if any, of the Assignment Order, any accomplishments, goals and/or objectives specified by Vignette, and of this Agreement. Contractor personnel shall in no sense be considered employees of Vignette and Contractor personnel will not, by virtue of this Agreement, be entitled or eligible to participate in any benefits or privileges extended by Vignette to its employees.

     c. Vignette endorses a safe and drug free work environment. Contractor personnel found to be a potential risk to Vignette due to substance abuse shall not be assigned to Vignette projects without prior written approval from Vignette. Contractor will indemnify Vignette for any losses, injury, damage or liability as a result of any employees of Contractor being under the influence of alcohol or illegal substances.

     d. If an employee of Contractor stops working on an Assignment for any reason, Contractor agrees to obtain from such employee all Confidential Information and Deliverables of Vignette, as well as any of Vignette's equipment or other Materials (defined below) in such employee's possession, and return same to Vignette.

     e. Vignette will not provide office space or any computer or other equipment for Contractor's employees except as specified on a particular Assignment Order. Contractor agrees to ensure each of its employees is properly equipped to perform the duties assigned to such employees.

6.   INTELLECTUAL PROPERTY

     a. "Contractor Materials" shall mean any materials, including without limitation, designs, methodologies and content which were created, owned, acquired, or licensed by Contractor or by Contractor's agents, consultants or employees prior to commencement of work under this Agreement or which were or will be created, owned, acquired, or licensed by Contractor or Contractor's agents, consultants or employees outside the scope of the services to be provided to Vignette under this Agreement.

     b.     "Moral Rights" shall mean (i) any right of paternity or integrity,
(ii) any right to claim authorship or require authorship identification, (iii) any right to object to distortion, mutilation or other modification of, or other derogatory action in relation to, a work of authorship, and (iv) any similar right

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existing under judicial or statutory law of any country or under any treaty, irrespective of whether such right is generally referred to as a "moral right".

     c. "Proprietary Right" shall mean any patent, trade secret, confidentiality protection, know-how right, show-how right, mask work right, copyright (e.g. including but not limited to any Moral Right), and any other intellectual property protection and intangible interests and legal rights of exclusion, of any and all countries, including for example but not limited to
(i) any person's publicity or privacy right, (ii) any utility model or application therefor, (iii) any industrial model or application therefor, (iv) any certificate of invention or application therefor, (v) any application for patent, including for example but not limited to any provisional, divisional, reissue, reexamination or continuation application, (vi) any substitute, renewal or extension of any such application, and (vii) any right of priority resulting from the filing of any such application.

     d. "Vignette Inventions" shall mean, except to the extent comprised of Contractor Materials, (i) any and all Deliverables that are created, invented, developed, prepared, conceived, reduced to practice, made, suggested, discovered, received or learned by Contractor, either alone, or jointly with one or more other persons, during the course of performance of Contractor's obligations hereunder, and (ii) any and all Proprietary Rights that may be available in such Deliverables or result therefrom.

     e. Contractor does hereby, without reservation, on behalf of itself and of its employees, irrevocably:

           (i) sell, assign, grant, transfer and convey to Vignette (and Vignette's successors and assigns): Contractor's entire right, title and interest (present and future and throughout the world) in and to all Vignette Inventions; provided however that, to the extent that any one or more Vignette Inventions includes a work of authorship created by Contractor (solely, or jointly with others), each such work of authorship shall automatically be deemed to be created as a "work made for hire" (as that term is defined in the United States Copyright Act (17 U.S.C. Section
    101)) that is owned solely by Vignette (as between Contractor and Vignette);

           (ii) acknowledge and agree that, as between Vignette and Contractor, (A) all Vignette Inventions shall be the sole and exclusive property of Vignette, its successors and assigns, and (B) Vignette, its successors and assigns shall be the sole and exclusive owner of all Vignette Inventions throughout the world;

           (iii) waive and quitclaim to Vignette any and all claims, of any nature whatsoever, that Contractor has now or may hereafter have for infringement or violation of any one or more Vignette Inventions;

           (iv) consent to any and all use of names, likenesses, voices, and similar aspects of all Vignette Inventions or related to or associated with all Vignette Inventions;

           (v) authorize Vignette (and its successors, assigns, nominees, representatives and designees) to apply (in Vignette's own name) for any and all patents (and similar non-U.S. rights) that may be available in (or result from) all Vignette Inventions, and to claim any and all rights of priority without further authorization from Contractor so that such patents issue in the name of Vignette (or its successors or assigns);

           (vi) represent, warrant and covenant that Contractor shall never assert any Moral Right in any one or more of Vignette Inventions;

           (vii)    forever waive all Moral Rights in Vignette Inventions;

           (viii) represent, warrant and covenant that Contractor shall disclose and deliver, fully and in writing, to Vignette's designated representative each and every Vignette Invention promptly after such Vignette Invention is created, invented, developed, prepared, conceived, reduced to practice, made, suggested, discovered, received or learned by Contractor; and

           (ix) represent, warrant and covenant that Contractor shall (at the request of Vignette, or any of its successors, assigns, nominees, representatives and designees) in every proper way to cooperate and do everything (at Vignette's sole expense for Contractor's reasonable actual costs, but without additional charge to Vignette) that Vignette (or any one or more of its successors, assigns, nominees, representatives and designees) may reasonably consider necessary or appropriate to assist Vignette (and its successors, assigns, nominees, representatives and designees) to prepare and make filings in any and all countries to apply for, prosecute, register, evidence, defend, obtain, hold, secure,

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     vest title to, protect, perfect, maintain, uphold and enforce any and all
     Proprietary Rights that may be available in (or result from) Vignette Inventions, and including for example but not limited to: communicating to Vignette (and its successors, assigns, nominees, representatives and designees) any information relating to conception or reduction to practice or prosecution of any one or more of such Proprietary Rights; testifying and rendering prompt assistance and cooperation in any and all legal proceedings (e.g. including but not limited to any opposition, cancellation proceeding, interference proceeding, priority contest, public use proceeding, reexamination proceeding, and court proceeding) involving any one or more of such Proprietary Rights; and executing, verifying and delivering any and all assignments, oaths, declarations, powers of attorney, and other instruments and documents. If Contractor fails or refuses to execute any such assignment, oath, declaration, power of attorney, instrument or document, Contractor hereby designates and appoints Vignette (and its successors and assigns) as Contractor's true and lawful agent and attorney-in-fact (such agency and power of attorney being irrevocable by Contractor and coupled with an interest in favor of Vignette and its successors and assigns), with full power of substitution, to act for Contractor and in Contractor's behalf to do any lawfully permitted act in furtherance of the purposes of the immediately preceding sentence (e.g. including but not limited to executing, verifying and filing such assignments, oaths, declarations, powers of attorney, and other instruments and documents) in Contractor's name and stead and on behalf of and for the benefit of Vignette and its successors and assigns, with the same legal force and effect as if Contractor performed such act, irrespective of whether in Contractor's name or Vignette's name or otherwise.

     f. To the extent permitted under Vignette's agreements with each Client, Vignette hereby grants back to Contractor a perpetual, royalty-free, worldwide, nonexclusive and nontransferable license to use, reproduce, display, perform and prepare the Deliverables and derivative works of the Deliverables provided hereunder by Contractor to Vignette. The portions of the Deliverables that include any confidential or proprietary information of the relevant Client are expressly excluded from such license. Contractor is required to ascertain Vignette's rights to the Deliverables and whether Vignette has the right to grant this license back for each Deliverable that Contractor desires to reuse.

     g. Contractor agrees to place on all Vignette Inventions that Contractor creates under this Agreement the following copyright notice, or a copyright notice as otherwise directed by Vignette:

     COPYRIGHT 1998 (or current year) Vignette Corporation. All rights reserved.

     h. Contractor will maintain current, written records, in the form of notes, sketches, drawings, models, samples, summaries, and reports, of all Deliverables, Vignette Inventions, and other intellectual property created in the performance of this Agreement or that are suggested by or result therefrom. Such records will be available to Vignette at all times.

     i. Contractor warrants that in the performance of this Agreement, Contractor's work product and the information, data, designs, processes, inventions, techniques, devices, and other such intellectual property furnished, used, or relied upon by Contractor, will not infringe the intellectual property rights of any third party. Contractor shall inform Vignette in writing, in advance, if such performance, furnishing, use or reliance could reasonably be deemed to infringe any patent, copyright trademark, or other such intellectual property rights of Contractor or of others. The furnishing or using of any such intellectual property or of Contractor's own intellectual property in the performance of this Agreement by Contractor, without the prior written consent of Vignette, shall confer upon Vignette, to the extent Contractor has the capacity do so, the unrestricted, irrevocable right to sublicense any such intellectual property without payment of additional consideration by Vignette.

     j. Except to the extent comprised of Contractor Materials, all data, designs, drawings, blueprints, tracings, plans, layouts, specifications, documentation, memoranda, and work products, including final copy and drafts that are created, produced, prepared, designed, or provided by Contractor in performing the work hereunder (hereinafter "Material"), shall be, at the time it is created, and shall remain, the exclusive property of Vignette. Upon the termination of this Agreement or completion of the relevant

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Assignment, any and all Material subject to this paragraph, together with all copies and reprints in Contractor's possession, custody, or control, and all technology incorporated therein, shall be promptly transferred and delivered to Vignette, and Contractor shall thereafter make no further use, either directly or indirectly, of same in whole or in part, except as otherwise provided in (f) or expressly authorized by Vignette.

     k. Vignette warrants to Contractor that in the performance of this Agreement, the materials as provided to Contractor by Vignette for Contractor to use in performance of the Consulting Services hereunder will not infringe the intellectual property rights of any third party.

     l. Contractor shall obtain from each of its employees assigned to perform Consulting Services hereunder the right to perform all obligations specified in this Section 6 on behalf of such employees, so that all rights of any of Contractor's employees are subject to the terms of this Section 6.

     m. Notwithstanding any other provision of this Section 6, Contractor shall retain ownership of all intellectual property rights in the Contractor Materials. To the extent that part or all of such material forms a part of any material provided by Contractor to Vignette, and to the extent permitted under Contractor's agreement with any third party, Contractor hereby grants to Vignette a perpetual, non-exclusive royalty-free worldwide license to use, reproduce, prepare derivative works of, sublicense, distribute, perform publicly and display the Contractor Materials. Vignette is required to ascertain Contactor's rights to the Contractor Materials and whether Contractor has the right to grant this license back for each Contractor Material that Vignette desires to use. In addition, Contractor shall own preliminary versions of all materials not incorporated into final versions of Deliverables or Materials provided by Contractor to Vignette hereunder, provided that the ownership and use of such preliminary versions, concepts, ideas, methodologies or approaches does not infringe i) any copyright of Vignette, ii) any other proprietary right of Vignette not derived from the Deliverables, or iii) any obligation of confidentiality of Contractor to Vignette.

     n. The terms and conditions of this Section 6 shall survive the expiration or termination of this Agreement for any reason for a period of five (5) years.

7.   CONFIDENTIAL INFORMATION

     a. Prior to performing services on behalf of Vignette, Contractor and each Contractor employee assigned to perform work under an Assignment Order shall read and understand the provisions of Sections 6 and 7 of this Agreement. Contractor warrants and represents that it will ensure that each of its employees will sign nondisclosure and intellectual property assignment agreements that contain terms no less restrictive than those contained in this Agreement.

     b. Confidential Information shall mean all information in oral or written form that is disclosed to a party (the "Receiving Party") by the other party (the "Disclosing Party") (1) that has not been publicly made known by the Disclosing Party, either prior to or subsequent to the Receiving Party's receipt of such information from the Disclosing Party; or (2) that has been designated as confidential or proprietary by the Disclosing Party, or (3) that the Receiving Party should know is confidential or proprietary to the Disclosing Party under the circumstances. Vignette's Software, Vignette Inventions, Material, training materials, all information regarding a Client, and the terms of this Agreement shall always be considered Vignette's Confidential Information. Contractor Materials shall always be considered Contractor's confidential information.

     c. The Receiving Party shall hold such Confidential Information in strictest trust and confidence for the Disclosing Party and, where relevant, for the benefit of the relevant Client, and shall not use it (1) except in furtherance of the relationship set forth in this Agreement, (2) except as permitted in a separate agreement between the parties; or (3) other than as necessary for the performance of this Agreement. The Receiving Party shall not copy, publish, or disclose to any third party such Confidential Information (including Confidential Information developed by the Receiving Party in the performance of this Agreement) or proprietary information of others in the rightful possession of the Disclosing Party to which the Receiving Party may be exposed during the term of the Agreement, except as may be authorized by the Disclosing Party in writing. The provisions of this Section 7 shall not apply to the Disclosing Party Confidential Information (i) that was known to the Receiving Party prior to disclosure by the Disclosing Party as demonstrated by adequate documentary evidence in the Receiving Party's possession as of the date

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of such disclosure (ii) that becomes public knowledge without the fault of the
Receiving Party (iii) that is disclosed to the Receiving Party without an obligation of confidentiality by a third party having the right to lawfully possess and disclose the same, or (iv) to the extent that is required to be disclosed by law or legal process.

     d. In the conduct of work under this Agreement the Disclosing Party shall not communicate or otherwise disclose confidential or proprietary information of others unless the Disclosing Party possesses all necessary rights to do so.

     f. The terms and conditions of this Section 7 shall survive the expiration or termination of this Agreement for any reason for a period of five (5) years.

8.   SOFTWARE LICENSE.

     a. Vignette may, from time to time, at Vignette's sole discretion, provide Contractor with copies of Vignette's packaged software programs and/or other software code and related documentation (collectively, the "Software"). Vignette grants Contractor a limited, revocable, nontransferrable and nonexclusive license to possess, install and use such Software to the extent reasonably necessary to perform an Assignment, and for no other purpose whatsoever.

     b. Vignette may terminate the license referred to in this Section 8 in whole or in part at any time, and upon such termination (or termination of this Agreement), Contractor shall immediately and permanently delete and erase all intangible copies of Vignette's Software provided hereunder and return any tangible copies of the Software provided hereunder and possessed by Contractor to Vignette.

     c. Contractor may not use the Software for competitive evaluation purposes and shall not provide the Software, access to the Software, or any information about the Software to any third parties, except for Clients specified by Vignette. Client shall not (and shall not permit any employee or other third party to) copy, use, analyze, reverse engineer, decompile, disassemble, translate, convert, or apply any procedure or process to the Software in order to ascertain, derive, and/or appropriate for any reason or purpose, the source code or source listings for the Software or any trade secret information or process contained in the Software, unless Vignette's advance written approval is obtained.

     d. Except as otherwise expressly specified herein, all right, title and interest in and to the Software and any and all related materials provided or produced by Vignette shall remain in Vignette.

9.   CONFLICTS OF INTEREST

     a. During the term of this Agreement, Contractor shall not accept employment or otherwise engage in work or render services that will conflict with the relationship of trust and cooperation created hereby or that may otherwise conflict with Contractor's obligations under this Agreement.

     b. Contractor will promptly notify Vignette in writing of and at such time(s) as any such conflict arises or is discovered.

10.  REPORTS, RECORDS, AND COMPLIANCE WITH LAW

     a. Contractor agrees to make all required federal, state, and local reports, records, payroll deductions, and payment in connection with social security and workman's compensation insurance; all federal, state, and local payroll and withholding taxes; and all other charges and taxes attributable to the performance of this Agreement and the employment of Contractor personnel assigned to perform work hereunder.

     b. Contractor warrants to comply with any and all applicable laws and regulations of the United States and each State and any political subdivision thereof, including, but in no way limited to, any

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and all laws governing its relationship with its employees, agents, or subcontractors, including, by way of example, compensation, working hours, overtime, non-discrimination in employment, etc.

     c. Upon request, Contractor shall certify compliance with such applicable laws and regulations, and provide such evidence of compliance as Vignette may reasonably request. Vignette shall have the right to audit Contractor's books and records at Vignette's sole cost for the purpose of assuring compliance with the foregoing obligations.

11.  INSURANCE REQUIREMENTS

     a. Without limiting any of the obligations or liabilities of Contractor, Contractor shall maintain, as long as this Agreement is in effect, at Contractor's expense, insurance policies of the kind and limits listed below and shall provide Vignette (and to one or more Clients of Vignette, if required by such Client(s)), prior to execution of this Agreement, a Certificate of Insurance evidencing such coverage for the term of this Agreement.

     b. Insurance is to be placed with insurers with a Best's Rating of no less than A:VII, and must be licensed to do business in the State of Texas and which have been approved by the State of Texas Commissioner of Insurance. All policies shall be in a form reasonably acceptable to Vignette (and shall name Vignette as an additional insured. Such policies shall remain in force until receipt of final payment by Contractor.

     Type of Coverage                           Limits
     ----------------                           ------
     Worker's Compensation                      Statutory
     including Alternate Employer Endorsement and Waiver of Subrogation in favor of Vignette

     Employer's Liability                       $500,000 Each Accident
                                                $500,000 Disease - Policy Limit

     General Liability
     Bodily Injury/Property Damage              $4,000,000 Each Occurrence
                                                $4,000,000 Aggregate(1)
     Comprehensive Form including:
     (1) Premises/Operations, Single Limit
     (2) Products/Completed Operations,
     (3) Contractual Liability,
     (4) Independent Contractors,
     (5) Broad Form Property Damage,
     (6) Personal/Advertising Injury, and
     (7) Owner's Contractors Protective

     (1)The General Aggregate limit shall apply separately to this Agreement or the General Aggregate shall be twice the required occurrence limit.

     Automobile Liability             $4,000,000 Combined Single Limit
                                      per accident for bodily injury and
                                      property damage.

Covering all automobiles, trucks, tractor trailers, motorcycles, or other automotive equipment, whether non-owned, owned or hired by Contractor or employees of Contractor, including Vignette as an additional insured with respect to any non-owned, owned or hired automotive equipment used by or with the permission of Contractor.

     Commercial Blanket Bond          $100,000
     (employee dishonesty)
     Errors and Omissions             $500,000

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     c.     Each Certificate of Insurance shall contain a provision that coverage afforded under the policies will not be canceled without at least thirty (30) days prior written notice to Vignette (and/or to a Client, if the Client so requires) in the event of cancellation or material change, in accordance with Section 20 of this Agreement. Furthermore, Contractor will obtain an endorsement to its policies providing that the Contractor's insurance shall be primary as respects Vignette, its officers and employees as well as each Client, if required. Any other valid and collectible insurance or self-insurance maintained by or in the name of Vignette shall be in excess of Contractor insurance and shall not contribute to it.

     d. Contractor shall cause each insurance policy issued hereunder to provide:

            (i) that Vignette is named as an Additional Insured as their interests may appear, and that the coverage shall contain no special limitations of the scope of protection afforded Vignette, its officers or employees; and

            (ii) that all amounts payable thereunder will be paid to Vignette or Vignette's assigns.

     e. It is Contractor's responsibility to ensure that the insurance requirements listed above are in effect for the full term of this Agreement. Cancellation or change of coverage without Vignette's approval shall be considered a BREACH OF CONTRACT. In addition, all of Contractor's outside consultants or subcontractors shall maintain adequate insurance as detailed above if performing work for Vignette on Contractor's behalf. Contractor is responsible to verify and maintain Certificates of Insurance from such outside consultants or subcontractors.

     f. The original Certificate of Insurance should be mailed to Vignette Corporation, attn. Vaughn Bradley, and to such Client address(es) as Vignette may reasonably require.

12.  TERMINATION

     a. Without Cause - Either party may terminate this Agreement, or any Attachment hereto, without cause, upon thirty (30) days written notice to the other party.

     b. With Cause - In the event a party is in default of this Agreement, the other party shall have the right to terminate this Agreement, or any Attachment hereto, upon fifteen (15) days written notice. The right to terminate this Agreement for cause shall include, but not be limited to, breaches involving the disclosure of the other party's Confidential Information, the failure of Vignette to pay amounts due within a reasonable time, the failure of Contractor to perform any services in accordance with this Agreement or any Attachment hereto, and the failure of Contractor to make timely progress to such an extent that Vignette reasonably deems that performance under this Agreement or under any Attachment hereto is endangered.

     c. In the event of any termination of this Agreement or of any Assignment Order, Vignette shall be liable to Contractor only for such sums as shall represent the pro-rata portion of work performed as indicated in the relevant Assignment Order(s) in accordance with this Agreement and such Assignment Order(s) prior to the effective date of such termination. All such sums submitted are subject to review and approval by Vignette prior to payment.

13.  INDEMNIFICATION

     Contractor shall indemnify, defend and hold harmless Vignette and its affiliates and their respective directors, officers, shareholders, employees and agents from and against any and all claims, demands, suits, actions, judgments, costs and liabilities (including attorneys' fees) (each an "Indemnified Loss") that arises out of, results from, or is incidental to this Agreement or the work or services performed by Contractor hereunder, to the extent that such Indemnified Loss is caused by or results from the acts, negligence, or fault of Contractor, or Contractor's employees, agents, and/or subcontractors; provided, however, Contractor shall only be liable for that portion of the total Indemnified Loss that Contractor's acts or omissions bear to the acts and omissions of all persons contributing to such total Indemnified Loss as it

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is the parties' intention that the indemnity under this Section be apportioned on a comparative basis taking into account the relative factors of all persons contributing to such loss.

14.  LIMITATION OF LIABILITY

     a. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN SET FORTH, IN THE EVENT OF ANY TERMINATION OF THIS AGREEMENT OR AN ATTACHMENT HERETO BY CONTRACTOR BY REASON OF VIGNETTE'S DEFAULT OR FAILURE TO PERFORM HEREUNDER, VIGNETTE SHALL BE LIABLE TO CONTRACTOR ONLY FOR THE APPLICABLE CHARGES HEREUNDER FOR WORK ACTUALLY PERFORMED BY CONTRACTOR UP TO THE EFFECTIVE DATE OF TERMINATION.

     b. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, EXCEPT FOR THOSE ARISING FROM CONTRACTOR'S OR VIGNETTE'S BREACH OF SECTIONS 6, 7, 8 AND/OR 13.

     c. Vignette makes no guarantees, express or implied, regarding any amount of work that may be assigned to Contractor pursuant to this Agreement.

15.  YEAR 2000 WARRANTY

     Contractor warrants that the Deliverables provided hereunder: (i) shall be designed to be Year 2000 compliant, which shall include, as an illustration but not a limitation, date data century recognition, and calculations that accommodate same and multi-century formulae and date values; (ii) operates or will operate without error or interruption and without human intervention during and after the calendar year 2000 AD with respect to dates and date dependent data; and (iii) shall not end abnormally or provide invalid or incorrect results as a result of date data, specifically including date data which represents leap years, different centuries or more than one century.

16.  FORCE MAJEURE

     Neither party shall be liable for its failure to perform any of its obligations hereunder during any period in which such performance is delayed by fire, flood, war, embargo, riot or the intervention of any government authority ("Force Majeure"), provided that the party suffering such delay immediately notifies the other party of the delay. If, however, Contractor's performance is delayed for reasons set forth above for a cumulative period of fourteen (14) calendar days or more , Vignette, notwithstanding any other provision of this Agreement to the contrary, may terminate this Agreement and/or any Assignment Order hereunder by notice to Contractor. In the event of such termination, Vignette's sole liability hereunder will be for the payment to Contractor of any balance due for services rendered by Contractor prior to Contractor's notification of delay to Contractor. In the event the parties do not terminate this Agreement due to a Force Majeure, the time for performance or cure will be extended for a period equal to the duration of the Force Majeure.

17.  FACILITY ACCESS

     a. For on-site service, Contractor shall have reasonable and free access to use only those facilities of Vignette to the extent necessary for Contractor to perform under this Agreement and shall have no right of access to any other facilities of Vignette.

     b. Individuals working on Vignette property are required to comply with all other local, state, province or country laws and regulations governing workplace safety and hazardous substances and materials usage. Contractor will comply with all applicable Vignette rules and regulations as shall be applicable to a third party having access to and/or performing work at Vignette's facilities.

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     c.     References to facilities and sites of Vignette in Sections 16 and
17 shall include facilities and sites of the relevant Client(s).

18.  PROHIBITED ITEMS, SUBSTANCES, AND SUBSTANCE ABUSE

     a. "Substance" shall include alcohol, controlled substance (i.e., illegal drugs and prescribed drugs), over-the-counter medication, and any other substances that may be inhaled, injected, absorbed, or taken by mouth that may, in Vignette's opinion, impair an individual. The use, sale, or possession of controlled substance, or drug paraphernalia, alcoholic beverages, firearms, weapons, explosives, or ammunition on a Vignette site, or the performance of services by personnel while under the influence of a Substance, is strictly prohibited. Vignette shall act to eliminate any prohibited items and Substance use which increases the potential for accidents, absenteeism, poor performance, poor morale, and damage to Vignette's property or reputation. Contractor shall remove from Vignette's site any employee, agent, invitee, licensee, or other person engaged by Contractor in violation of this provision, and shall notify Vignette of actions taken.

     b. Vignette's Clients may cause reasonable searches to be made of personnel, personal effects, and vehicles. Prohibited items and Substances may be confiscated and transferred to appropriate law enforcement authorities. Any person who refused to consent to a search shall be required to leave Vignette's site immediately and will not be allowed to return.

19.  TRADEMARKS AND RELATED MATTERS:

     a. Contractor is authorized to use the Vignette logos and trademarks specified on Exhibit D only to the extent necessary to meet the required Assignment criteria, and only upon Vignette's advance written approval of the form and content of use. No other rights with respect to Vignette's or any Client's trademarks, trade names, or brand names are conferred, either expressly or by implication, upon Contractor.

     b. Permission granted relative to the trademarks and trade names shall terminate with this expiration or termination of this Agreement. Contractor shall immediately cease using the trademarks and trade names of Vignette upon expiration or termination of this Agreement.

20.  NOTICE

All notices (except for invoices) under this Agreement shall be in writing and shall be sent by United States Postal Service, Certified Mail, Return Receipt Requested, postage prepaid or other receipt verifiable delivery, and addressed as follows (or to such address as a party notifies the other from time to time):

To Contractor:             Perficient, Inc.
                           Attention: Bryan Menell
                           7600-B N. Capital of Texas Hwy, Suite 220
                           Austin, TX 78731

To Vignette:               Vignette Corporation
                           Attention: Vaughn Bradley
                           901 S. Mopac Bldg III, Suite 400
                           Austin, TX 78746
         With a copy to:

                           Vignette Corporation
                           Attn: Legal Counsel
                           901 S. Mopac Bldg III, Suite 400
                           Austin, TX 78746

21.  GENERAL

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

     a. Contractor warrants that Contractor will obtain from Vignette an Assignment Order prior to commencing any new project, work, or services under this Agreement.

     b. Any obligations and duties that by their nature extend beyond the expiration or earlier termination of this Agreement shall survive any such expiration or termination and remain in effect.

     c. Contractor will not represent Contractor as an agent or partner of Vignette and will not commit or obligate Vignette in any way to other parties.

     d. Contractor warrants that Contractor will take appropriate action by instruction or agreement with its personnel to ensure that all Contractor personnel performing work hereunder shall be bound by and comply with all of the terms and conditions of this Agreement.

     e. Contractor will not assign this Agreement or subcontract to any third party any portion of the work to be performed under this Agreement without Vignette's prior written approval. In the event Vignette shall provide such approval, Contractor shall secure from each such third party its agreement to comply with the terms and conditions of this Agreement prior to disclosing any Vignette Confidential Information or performance of work by such third party.

     f. Every right or remedy by this Agreement conferred upon or reserved to the parties shall be cumulative and shall be in addition to every right or remedy now or hereafter existing at law or in equity, and the pursuit of any right or remedy shall not be construed as an election.

     g. The failure of a party to insist upon the performance of any provision of this Agreement or an Attachment hereto or to exercise any right or privilege granted hereunder shall not be construed as waiving any such provision, and the same shall continue in force.

     h. This Agreement, inclusive of all Appendices and Exhibits attached hereto and made a part hereof, constitutes the entire Agreement between the parties with respect to the subject matter hereof, and supersedes all prior understandings, communications, and agreements whether verbal or written. No amendment to or modification of this Agreement shall be valid or binding unless in writing and executed by an authorized representative of Vignette and Contractor. This Agreement and its Appendices shall be binding upon and inure solely to the benefit of each of the parties hereto and their respective successors, and no other persons or entities shall be beneficiaries hereunder or have any rights to enforce any part of this Agreement or any Attachment hereto.

     i. If any provision of this Agreement or of any Attachment hereto is found to be void, the remainder of this Agreement shall survive and remain in full force and shall not hereby be terminated.

     j. Neither party shall be required to give notice to enforce strict adherence to all provisions of this Agreement. No breach or provision of this Agreement shall be deemed waived, modified or excused by a party, unless such waiver, modification or excuse is in writing and signed by a duly authorized officer of a party. The failure by (or delay of) a party in enforcing (or exercising) any of its rights under this Agreement shall: (i) not be deemed a waiver, modification or excuse of such right or of any breach of the same or different provision of this Agreement, and (ii) not prevent a subsequent enforcement (or exercise) of such right.

     k. Contractor is an independent contractor and nothing in this Agreement shall be deemed to make Contractor an agent, employee, partner or joint venturer of Vignette. Contractor shall have no authority to bind, commit, or otherwise obligate Vignette in any manner whatsoever.

     l. During the term of this Agreement and for six months thereafter, Contractor agrees not to competitively bid against Vignette to sell services directly to any Client for whom Contractor has performed Services hereunder.

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

     m. During the term this Agreement is in effect and for a period of six months thereafter, each party agrees not to solicit or to offer employment to any employees of the other without the prior written consent of the other party.

     n. THIS AGREEMENT WILL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO ITS CHOICE OF LAW RULES.

IN WITNESS WHEREOF, the persons signing below warrant that they are duly authorized to sign for and on behalf of, the respective parties. This Agreement may be executed in duplicate originals, and any executed copy of this Agreement made by reliable means (E.G., photocopy or facsimile) shall be considered an original.

AGREED AND ACCEPTED AS ABOVE:

Vignette Corporation                    Contractor


By:  /s/ Robert R. Robinson             By:  /s/ Bryan Menell
   ------------------------------       ----------------------------
     Robert R. Robinson                      Bryan Menell
---------------------------------       ----------------------------
Name                                    Name

  Legal Counsel         12/31/98          President      12/31/98
---------------------------------       ----------------------------
  Title                 Date              Title          Date

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